Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of February 17, 2020, is entered into by and between Franklin Resources, Inc., a Delaware corporation (“Parent”), and the individuals and other parties listed on Schedule A hereto (each, a “Stockholder,” and collectively, the “Stockholders”).

WHEREAS, the Stockholders beneficially own in the aggregate 3,881,704 shares of the common stock of Legg Mason, Inc., a Maryland corporation (the “Company”), par value U.S. $0.10 per share (“Company Common Stock”) (such shares of Company Common Stock, together with any shares of Company Common Stock acquired by each Stockholder after the date hereof being collectively referred to herein as the “Shares”);

WHEREAS, the Company, Parent and ALPHA SUB, INC., a Maryland corporation and a wholly owned subsidiary of Parent (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or modified from time to time, the “Merger Agreement”); and

WHEREAS, each Stockholder has agreed to enter into this Agreement in order to induce Parent to enter into the Merger Agreement and to induce Parent to consummate, and to cause Merger Sub to consummate, the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of Parent’s entering into the Merger Agreement and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

SECTION 2. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

2.1 Title to the Shares. Such Stockholder is the beneficial owner of, and has good and marketable title to, the number of shares of Company Common Stock set forth opposite the name of such Stockholder on Schedule A hereto, which as of the date hereof constitutes all of the shares of Company Common Stock, or any other securities convertible into or exercisable for any shares of Company Common Stock (all collectively being “Company Securities”) owned beneficially or of record by such Stockholder. Such Stockholder does not have any rights of any nature to acquire any additional Company Securities. Such Stockholder owns all of such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, voting trusts or other agreements, arrangements or restrictions with respect to voting, and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such shares of Company Common Stock owned by it, other than any restrictions created by this Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar considerations); provided that each Stockholder may be deemed to share voting power and the power of disposition over its Company Securities with Trian Fund Management, L.P., Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and/or Edward P. Garden.

2.2 Organization. Such Stockholder (only if such Stockholder is not a natural person) is duly organized, validly existing, and in good standing or similar concept under the laws of the jurisdiction of its organization.

2.3 Authority Relative to this Agreement. Such Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting or relating to the rights of creditors generally, and (ii) subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

2.4 No Conflict. Except for any filings as may be required by applicable federal securities laws or as would not impact such Stockholder’s ability to perform or comply with its obligations under this Agreement in any material respect, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Stockholder; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the organizational documents of such Stockholder (only if such Stockholder is not a natural person) or any other agreement to which such Stockholder is a party, including any voting agreement, stockholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture lease or other agreement, instrument, permit, concession, franchise or license; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder’s property or assets.

2.5 No Litigation. To the knowledge of such Stockholder, as of the date hereof, there is no Proceeding pending against, or threatened in writing against such Stockholder that would prevent the performance by such Stockholder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

2.6 No Inconsistent Agreements. Each Stockholder hereby represents and agrees that, except as provided in Section 2.1 above or Section 3.3 below, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares owned beneficially or of record by such Stockholder, and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares owned beneficially or of record by such Stockholder, with any such proxy, consent or power of attorney purported to be granted by such Stockholder being void from the outset.

SECTION 3. Covenants of the Stockholders.

3.1 Restriction on Transfer. Absent the prior written consent of Parent, each Stockholder hereby agrees that, from the date hereof until the earlier of the (i) 9:00 a.m. (New York City time) on the day after the record date for the determination of stockholders of the Company who will be entitled to notice of and voting rights at, the Company Stockholders’ Meeting (the “Record Date”) and (ii) termination of this Agreement, such Stockholder shall not sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement, create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, limitation on voting rights, charge or other encumbrance of any nature with respect to the Shares, or enter into any contract, option or other arrangement or understanding with respect to any transfer of, any of the Shares, other than (a) any liens, charges or other encumbrances that do not impede such Stockholder’s ability to perform or comply with its voting obligations under Section 4.1 of this Agreement or (b) any transfer to an Affiliate of such Stockholder, but only if, in each case, prior to the effectiveness of such transfer, the transferee agrees in writing to be bound by the applicable terms hereof (unless such transferee is a Stockholder) and notice of such transfer is delivered to Parent pursuant to Section 9.10 hereof. Any transfer in violation of this Section 3.1 shall be null and void. For the avoidance of doubt, the fact that a Stockholder’s Shares may be subject to rehypothecation by a prime broker for such Stockholder in connection with the extension of margin credit by such prime broker to such Stockholder, shall not be a violation of this Section 3.1 so long as such Stockholder is entitled to vote any such rehypothecated Shares at the Company’s Stockholders’ Meeting (including by having such rehypothecated Shares returned to such Stockholder prior to the Record Date).

3.2 Additional Shares. Prior to the termination of this Agreement, each Stockholder will, upon receipt of written inquiry from Parent, promptly notify Parent of the number of any new shares of Company Common Stock, or any other Company Securities acquired directly or beneficially by such Stockholder, if any, after the date of this Agreement. Any such shares shall become “Shares” within the meaning of this Agreement.

3.3 (a) No Solicitation. Prior to the termination of the Agreement, each Stockholder (in its capacity as a stockholder of the Company) shall not, shall cause each of its controlled Affiliates not to, and shall use reasonable best efforts to cause each person that controls such Stockholder (each, a “Representative”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company

Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations that could reasonably be expected to lead to, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, a Company Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 3.3 and/or Section 7.6 of the Merger Agreement and to limit its conversation or other communication exclusively to such referral), or (iii) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Acquisition Proposal; provided that nothing herein shall prohibit any Stockholder or any of its controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement in connection with a Company Acquisition Proposal in the event that the Company becomes permitted to take the actions set forth in Section 7.6(c) of the Merger Agreement with respect to such Company Acquisition Proposal.

(b) Capacity. Each Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect Nelson Peltz or Edward P. Garden (or any future director of the Company who may be affiliated or associated with any Stockholder or any of its Affiliates) from exercising his fiduciary duties as a director of the Company or from otherwise taking any action or inaction in his capacity as a director of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 3.3 (b) is intended to limit the obligations and agreements of the Company under the Merger Agreement.

3.4 Disclosure. Each Stockholder hereby consents to and authorizes the publication and disclosure by Parent and its affiliates of its identity and holding of such Stockholder’s Shares, and the nature of its commitments and obligations under this Agreement (including the public disclosure of this Agreement) in any announcement or disclosure required by the SEC or other Governmental Entity, or any other disclosure document in connection with the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, in each case to the extent the Parent reasonably determines that such information is required to be disclosed by applicable law (or in the case of the press release announcing the transactions contemplated by the Merger Agreement, to the extent the information contained therein is consistent with other disclosures being made by the Company or the Stockholders); provided that Parent shall give each Stockholder and its legal counsel a reasonable opportunity to review and comment on such announcements or disclosures prior to being made public.

3.5 Amendments to the Merger Agreement. Parent agrees that, without the prior written consent of each Stockholder, no amendment shall be made to the Merger Agreement following receipt of the Required Company Vote which would (i) reduce, or (ii) alter or change the form or composition of, the Merger Consideration, without, in each case, obtaining the requisite approval by the stockholders of the Company.

3.6 No Obligation to Exercise Rights or Options. Nothing contained in this Section 3 shall require any Stockholder (or shall entitle any proxy of such Stockholder) to (i) convert, exercise or exchange any, options, warrants or convertible securities in order to obtain any underlying shares or (ii) vote, or execute any consent with respect to, any shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

SECTION 4. Voting Agreement.

4.1 Voting Agreement. Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, unless there has been a Company Change in Recommendation in accordance with clause (x) of the second sentence of Section 7.6(c) of the Merger Agreement, at any meeting of the stockholders of the Company, however called, in any action by written consent of the stockholders of the Company, or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause the holder of record on the Record Date to vote) the Shares owned beneficially or of record as of the Record Date by such Stockholder as follows:

(a) in favor of approval of the Merger and approval of the terms of the Merger Agreement and the other transactions contemplated thereby;

(b) against any action or agreement that has or would be reasonably likely to result in a material breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement;

(c) against any Company Acquisition Proposal, without regard to the terms of such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement;

(d) against any amendments to the Company Organizational Documents if such amendment would reasonably be expected to prevent or materially delay the consummation of the Closing; and

(e) against any other action or agreement that is intended, or could reasonably be expected, to materially impede, materially interfere with, materially delay, or postpone the Merger or the transactions contemplated by the Merger Agreement.

4.2 Grant of Proxy.

(a) From and after the date hereof until the termination of this Agreement, subject to Section 3.6 above, each Stockholder hereby irrevocably grants to and appoints, Parent and each of its designees (the “Authorized Parties” and each an “Authorized Party”), and each of them individually as such Stockholder’s proxy and attorney-in-fact (with full power of substitution) for and in the name, place and stead of such Stockholder, to vote the Shares or execute one or more written consents or approvals in respect of the Shares as indicated in Section 4.1 above, provided that each Stockholder’s grant of the proxy contemplated by this Section 4.2 shall be effective if, and only if, such Stockholder has not delivered to the Company prior to the meeting at which any of the matters described in Section 4.1 above are to be considered, a duly executed irrevocable proxy card directing that the Shares of such Stockholder be voted as indicated in Section 4.1 above; provided, further, that any grant of such proxy shall only entitle Parent and the Authorized Designees to vote on the matters specified in Section 4.1 above and each Stockholder shall retain the authority to vote on all other matters.

(b) Each Stockholder hereby ratifies and confirms that the irrevocable proxy set forth in this Section 4.2, if it becomes effective, is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of such Stockholder’s duties in accordance with this Agreement. Each Stockholder hereby further ratifies and confirms that the irrevocable proxy granted hereby, if it becomes effective, is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxy shall be valid until termination of this Agreement at which time it will terminate automatically.

4.3 Other Voting. Except as explicitly set forth in Section 4.1 above, nothing in this Agreement shall limit the right of each Stockholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to the Company’s stockholders.

4.4 No Limitation. Nothing in this Agreement shall be deemed to govern, restrict or relate to any actions, omissions to act, or votes taken or not taken by any designee, representative, officer or employee of a Stockholder or any of its Affiliates serving on the Company’s Board of Directors in such person’s capacity as a director of the Company, and no such action taken by such person in his capacity as a director of the Company shall be deemed to violate any of such Stockholder’s duties under this Agreement.

SECTION 5. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

5.1 Organization. Parent is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

5.2 Authority Relative to this Agreement. Parent has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, (i) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) subject to general principles of equity.

5.3 No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by Parent, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Parent or any other agreement to which Parent is a party; or (c) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent’s property or assets.

SECTION 6. Stop Transfer Order. Each Stockholder shall and does authorize Parent to notify the Company’s transfer agent that there is a stop transfer order with respect to the Shares (and that this Agreement places limits on the voting and transfer of the Shares); provided that if Parent gives such notification, it shall on the earlier of (x) the termination of this Agreement and (y) the date on which the Required Company Vote at the Company Stockholders Meeting (or any adjourned or postponed meeting) is obtained, further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date.

SECTION 7. Certain Events. In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock or other voting securities of the Company, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other Company Securities issued to or acquired by each Stockholder.

SECTION 8. Termination. Notwithstanding anything to the contrary contained herein, the term of this Agreement and the obligations of the parties hereto shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of Parent and each Stockholder, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the conclusion of the Company Stockholders’ Meeting (including any adjournment or postponement thereof) at which the vote in respect of approval of the Merger is taken or (v) the entry without the prior written consent of the Stockholders into any amendment or modification of the Merger Agreement, or any written waiver of the Company’s rights under the Merger Agreement made in connection with a request from Parent, in each case, which results in a decrease in, or alteration or change in the form or composition of, the Merger Consideration, an extension of the Termination Date, the imposition of any additional material condition on the consummation of the Merger, or which is otherwise materially adverse to the Stockholders; provided, however, that in no event shall any Stockholder have any liability for any damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder. Notwithstanding the preceding sentence, this Section 8 and Section 9 below shall survive any termination of this Agreement.

SECTION 9. Miscellaneous.

9.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

9.2 Obligations of Stockholders. Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements of each Stockholder are several and not joint and several, and in no event shall any Stockholder have any obligation or liability for any of the representations, warranties and covenants of any other Stockholder.

9.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware. In the event any party seeks any remedy referred to in this Section 9.3, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.3 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument.

9.4 No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Shares shall remain vested in and belong to such Stockholder and (b) Parent shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Shares or direct such Stockholder in the performance of its duties or responsibilities as a stockholder of the Company. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law or regulation.

9.5 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

9.6 Assignment. Except as contemplated by Section 3.1 above, without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

9.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent and each Stockholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

9.10 Notices.

(a) All notices, requests, demands and other communications (hereinafter collectively referred to as “correspondence”) under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the date sent by E-mail (with a confirming copy sent by Federal Express or similar overnight courier); or (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service and properly addressed, to the party.

(b)     All correspondence to Parent shall be addressed as follows:

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

E-Mail: [Redacted];

      [Redacted]

Attention: Jennifer M. Johnson

        Matthew Nicholls

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

E-Mail:         dboston@willkie.com; lacker@willkie.com

Attention:     David K. Boston

            Laura H. Acker

(c)     All correspondence to the Stockholders shall be addressed as follows:

c/o Trian Fund Management, L.P

280 Park Avenue, 41st Floor

New York, NY 10017

E-Mail: [Redacted]

Attention: Leonard Weedman, Chief Financial Officer

with a copy to (which shall not constitute notice):

Trian Fund Management, L.P

280 Park Avenue, 41st Floor

New York, NY 10017

E-Mail: [Redacted]; [Redacted]

Attention:   Brian L. Schorr, Chief Legal Officer

         Stuart I. Rosen, General Counsel

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

9.11 Governing Law. This Agreement and any controversies arising with respect hereto shall be construed in accordance with and governed by the laws of the State of Delaware (other than with respect to issues that are required to be governed by the Maryland General Corporations Law).

9.12 Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 9.10 together with written notice of such service to such party, shall be deemed effective service of process upon such party. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

9.13 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

9.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.15 Counterparts. This Agreement may be executed and delivered (including by emailed PDFs) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Rest of page intentionally blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

FRANKLIN RESOURCES, INC.

By:	/s/ Jennifer M. Johnson
Name: Jennifer M. Johnson
Title: President and Chief Executive Officer

TRIAN PARTNERS MASTER FUND, L.P.
By:	Trian Partners GP, L.P., its general partner

By:	Trian Partners General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS, L.P.
By:	Trian Partners GP, L.P., its general partner

By:	Trian Partners General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC INVESTMENT FUND-A, L.P.
By:	Trian Partners Strategic Investment Fund-A GP, L.P., its general partner

By:	Trian Partners Strategic Investment Fund-A General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

[Signature Page to the Voting Agreement]

TRIAN PARTNERS STRATEGIC INVESTMENT FUND-N, L.P.
By:	Trian Partners Strategic Investment Fund-N GP, L.P., its general partner

By:	Trian Partners Strategic Investment Fund-N General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC FUND-K, L.P.
By:	Trian Partners Strategic Fund-K GP, L.P., its general partner

By:	Trian Partners Strategic Fund-K General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC INVESTMENT FUND-D, L.P.
By:	Trian Partners Strategic Investment Fund-D GP, L.P., its general partner

By:	Trian Partners Strategic Investment Fund-D General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

[Signature Page to the Voting Agreement]

TRIAN PARTNERS STRATEGIC FUND-G II, L.P.
By:	Trian Partners Strategic Fund-G II GP, L.P., its general partner

By:	Trian Partners Strategic Fund-G II General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC FUND-C, LTD.

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Director

TRIAN PARTNERS PARALLEL FUND I, L.P.
By:	Trian Partners Parallel Fund I General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC FUND-G III, L.P.
By:	Trian Partners Strategic Fund-G III GP, L.P., its general partner

By:	Trian Partners Strategic Fund-G III General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

[Signature Page to the Voting Agreement]

TRIAN PARTNERS FUND (SUB)-G, L.P.
By:	Trian Partners Fund (Sub)-G, GP, L.P., its general partner

By:	Trian Partners Fund (Sub)-G, General Partner, LLC, its general partner

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

TRIAN FUND MANAGEMENT, L.P.
By:	Trian Fund Management GP, LLC

By:	/s/ Edward P. Garden
Name: Edward P. Garden
Title: Member

[Signature Page to the Voting Agreement]

SCHEDULE A

Name of Stockholder	Number and Class of Shares Owned

Trian Partners Master Fund, L.P.	1,173,609 shares of Company Common Stock

Trian Partners, L.P.	768,846 shares of Company Common Stock

Trian Partners Strategic Investment Fund-A, L.P.	689,648 shares of Company Common Stock

Trian Partners Strategic Investment Fund-N, L.P.	295,595 shares of Company Common Stock

Trian Partners Strategic Fund-K, L.P.	186,038 shares of Company Common Stock

Trian Partners Strategic Investment Fund-D, L.P.	182,133 shares of Company Common Stock

Trian Partners Strategic Fund-G II, L.P.	164,526 shares of Company Common Stock

Trian Partners Strategic Fund-C, Ltd.	144,228 shares of Company Common Stock

Trian Partners Parallel Fund I, L.P.	137,288 shares of Company Common Stock

Trian Partners Strategic Fund-G III, L.P.	79,885 shares of Company Common Stock

Trian Partners Fund (Sub)-G, L.P.	51,922 shares of Company Common Stock

Trian Fund Management, L.P.	7,986 shares of Company Common Stock